UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

12900 Snow Road

Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2007, GrafTech International Ltd.’s subsidiaries completed the execution of Amendment No. 4, effective as of January 1, 2007, to a 2001 Agreement between ConocoPhillips Company, UCAR Carbon Company Inc. and UCAR S.A. and Amendment No. 4, effective as of January 1, 2007, to a 2001 Agreement, between ConocoPhillips (U.K.) Limited and UCAR S.A. (the “Amendments”). The Amendments establish the pricing structure for GrafTech’s subsidiaries’ purchases of petroleum needle coke products which are an essential component in many of their graphite electrodes.

The foregoing is a general description of terms that are material to GrafTech and does not purport to be a complete description of the Amendments. The Amendments will be filed when required under the rules and regulations of the Securities and Exchange Commission in compliance with its procedures for obtaining confidential treatment of certain information contained therein. Reference is made to the non-confidential provisions of the Purchase Agreement that will become publicly available upon such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.
Date: March 9, 2007	By: /s/ Mark R. Widmar
Mark R. Widmar Chief Financial Officer and Vice President